Exhibit 24.1

Power Of Attorney

KNOW ALL PERSONS BY THESE PRESENTS: That each of the undersigned directors and/or officers of Arch Coal, Inc., a Delaware corporation (“Arch Coal”), hereby constitutes and appoints John W. Eaves, John T. Drexler and Robert G. Jones, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the other, to sign Arch Coal’s Annual Report as amended on Form 10-K/A for the year ended December 31, 2015, to be filed with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended; to file such report and the exhibits thereto and any and all other documents in connection therewith, including without limitation, amendments thereto, with the Securities and Exchange Commission; and to do and perform any and all other acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

DATED:  April 28, 2016

/s/ John W. Eaves
John W. Eaves	Director

/s/ David Freudenthal
David Freudenthal	Director

/s/ Patricia F. Godley
Patricia F. Godley	Director

/s/ Paul T. Hanrahan
Paul T. Hanrahan	Director

/s/ Douglas H. Hunt
Douglas H. Hunt	Director

/s/ J. Thomas Jones
J. Thomas Jones	Director

/s/ Paul A. Lang
Paul A. Lang	Director

/s/ George C. Morris, III
George C. Morris, III	Director

/s/ James A. Sabala
James A. Sabala	Director

/s/ Theodore D. Sands
Theodore D. Sands	Director

/s/ Wesley M. Taylor
Wesley M. Taylor	Director

/s/ Peter I. Wold
Peter I. Wold	Director